UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2001

SEROLOGICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26126	58-2152225

(State of other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

5655 Spalding Drive
Norcross, Georgia		30092

(Address of Principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (678) 728-2000

AMENDMENT NO. 1

     This Amendment on Form 8-K/A amends the Current Report on Form 8-K filed by Serologicals Corporation on December 19, 2001 with respect to the Company’s acquisition of Intergen Company, L.P. and Subsidiaries. This Amendment is being filed for the sole purpose of filing the following Financial Statements and Exhibits that were previously omitted.

Item 7.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited consolidated financial statements of Intergen Company, L.P. and Subsidiaries for the years ended December 31, 2000 and 1999.

Consolidated balance sheets as of September 30, 2001 (unaudited) and December 31, 2000.

Unaudited consolidated income statements for the nine months ended September 30, 2001 and September 30, 2000.

Unaudited consolidated statements of cash flows for the nine months ended September 30, 2001 and September 30, 2000.

(b)	Pro forma financial information.

Unaudited Pro Forma Combined Consolidated Balance Sheet of the Company as of September 30, 2001, and Unaudited Pro Forma Combined Consolidated Income Statements for the twelve months ended December 31, 2000 and nine months ended September 30, 2001.

(c)	Exhibits.

23.1 Consent of Deloitte & Touche LLP

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation
(Registrant)

February 26, 2002	/s/	Harold W. Ingalls

Harold W. Ingalls
Vice President, Finance and
Chief Financial Officer

	/s/	Samuel R. Schwartz

Samuel R. Schwartz
Corporate Controller and Chief
Accounting Officer

3

Intergen Company, L.P.

and Subsidiaries

Independent Auditors’ Report

Consolidated Financial Statements
Years Ended December 31, 2000 and 1999

INDEPENDENT AUDITORS’ REPORT

To the Partners of Intergen Company, L.P.
Purchase, New York

We have audited the accompanying consolidated balance sheets of Intergen Company, L.P. and subsidiaries (the “Company”) as of December 31, 2000 and 1999, and the related consolidated statements of operations, partners’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Intergen Company, L.P. and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 22, 2001
May 2, 2001 as to Note 14

INTERGEN COMPANY, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
(In thousands)

	2000	1999
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$324	$137
Accounts receivable, net of allowance for doubtful accounts of $143 and $142, respectively	5,482	4,728
Inventories	10,436	10,643
Other current assets	574	553

Total current assets	16,816	16,061
PROPERTY AND EQUIPMENT – Net	7,434	5,862
INTANGIBLE ASSETS – Net	4,524	4,449
DEFERRED TAX ASSET	389	232
OTHER ASSETS	474	437

TOTAL ASSETS	$29,637	$27,041

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,768	$6,929
Bank line of credit	4,999	4,126
Current portion of long-term debt	1,314	745

Total current liabilities	13,081	11,800

LONG-TERM DEBT	3,822	2,150

COMMITMENTS AND CONTINGENCIES – See Note 11
PARTNERS’ EQUITY
Limited Partners	1,806	1,898
General Partner	10,928	11,193

Total partners’ equity	12,734	13,091

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$29,637	$27,041

See notes to consolidated financial statements.

INTERGEN COMPANY, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 1999
(In thousands)

	2000	1999
NET SALES	$38,608	$38,479
COST OF SALES	21,577	21,551

Gross profit	17,031	16,928

COSTS AND EXPENSES:
Selling, general and administrative	14,620	14,181
Depreciation and amortization	1,578	1,246
Interest expense	792	478
Other expense (income), net	263	(4)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(222)	1,027
INCOME TAX EXPENSE	82	265

NET (LOSS) INCOME	$(304)	$762

See notes to consolidated financial statements

INTERGEN COMPANY, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999
(In thousands)

	Limited	General	Total
	Partners	Partner	Equity
BALANCE, JANUARY 1, 1999	$1,727	$10,680	$12,407

Comprehensive income:
Net income	190	572	762
Translation adjustment	(19)	(59)	(78)

Total comprehensive income	171	513	684

BALANCE, DECEMBER 31, 1999	1,898	11,193	13,091
Comprehensive loss:
Net loss	(78)	(226)	(304)
Translation adjustment	(14)	(39)	(53)

Total comprehensive loss	(92)	(265)	(357)

BALANCE, DECEMBER 31, 2000	$1,806	$10,928	$12,734

See notes to consolidated financial statements.

INTERGEN COMPANY, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999
(In thousands)

	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(304)	$762
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on sale of fixed assets	(16)	—
Depreciation and amortization	1,578	1,246
Provision for inventory obsolescence	(86)	509
Deferred income tax	(157)	—
Changes in operating assets and liabilities:
Accounts receivable	(754)	(363)
Inventories	293	(2,332)
Other current assets	(21)	(82)
Other assets	(37)	6
Accounts payable and accrued expenses	(215)	2,675

Net cash provided by operating activities	281	2,421

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,886)	(3,821)
Proceeds on sale of fixed assets	16	—
Cash paid to acquire certain assets of Oncor	(14)	(688)
Acquisition of intangible assets	(490)	(393)

Net cash used in investing activities	(2,374)	(4,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowing on bank line of credit	873	1,181
Other long-term borrowings	1,500	1,069
Loan from general partner	893	—
Payments of long-term debt	(933)	(468)

Net cash provided by financing activities	2,333	1,782

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(53)	(78)

NET INCREASE (DECREASE) IN CASH	187	(777)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	137	914

CASH AND CASH EQUIVALENTS, END OF YEAR	$324	$137

Cash paid during the year for:
Income taxes	$281	$249

Interest, includes capitalized interest of $73 and $0 respectively	$785	$470

Capital leases entered into during the year	$781	$362

See notes to consolidated financial statements.

INTERGEN COMPANY, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
(In thousands of dollars)

1.	BUSINESS DESCRIPTION

On December 4, 1987, Intergen Company, L.P. (“Intergen”), a Delaware limited partnership, acquired certain assets, property and rights of the Armour Biochemical Division of Armour Pharmaceutical Company pursuant to an asset purchase agreement. The limited partnership agreement will expire on December 31, 2002.

Intergen and its subsidiaries (the “Company”) is engaged in the business of manufacturing and marketing biochemical products from animal, human, synthetic and semisynthetic sources, including bovine plasma and serum. The Company’s products are primarily utilized in biopharmaceutical manufacturing, diagnostics and life sciences research. The Company has manufacturing facilities in the United States and Canada. Currently the Canadian operation accounts for 41% of the Company’s total sales.

2.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of Intergen and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition - The Company recognizes revenue upon shipment of the product to the customer.

Inventories - Inventories are stated at the lower of cost (using the first-in, first-out method) or market.

Property and Equipment - Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to fifteen years. Leasehold improvements are amortized over the shorter of their respective estimated useful lives or lease terms.

Intangible Assets - The excess of purchase price over net assets of businesses (“goodwill”) acquired is being amortized on a straight-line basis over periods ranging from 15 to 40 years. Patents are amortized on a straight-line basis over the lesser of 10 years or the expected life of the patent.

Impairment of Long-Lived Assets - The Company continually reviews its long-lived assets for impairment. Whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

Income Taxes - Since Intergen is a partnership, all taxable income and losses are allocated to the partners for inclusion in their respective returns and no provision for income taxes relating to Intergen’s operations is included in the accompanying consolidated financial statements. A provision for income taxes is included in the accompanying consolidated financial statements for the Company’s corporate subsidiaries.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements or tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Cash and Cash Equivalents - The Company considers all highly liquid temporary investments with original maturities of less than ninety days to be cash equivalents.

Concentration of Credit Risk - The Company provides credit, in the normal course of business, to a large number of customers concentrated in the health care and biotechnology industries. Many of the Company’s largest customers are significant, well-established global pharmaceutical companies. For the years ended December 31, 2000 and 1999, the Company’s ten largest customers accounted for approximately 48% and 51% of net sales, respectively. These customers also accounted for approximately 46% and 35% of gross accounts receivable as of December 31, 2000 and 1999, respectively. Historically, receivable losses have not been material. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential losses.

Income Allocations - All items of income, gain and loss are allocated to the partners based on their respective weighted average interests during the year.

Foreign Currency Translation - Certain assets and liabilities of the Company’s Canadian subsidiary are translated at year-end exchange rates. Results of operations are translated using the average exchange rates prevailing throughout the year. Exchange rate changes arising from translations are included in the accumulated foreign currency translation adjustment component of partners’ equity.

Research and Development - Costs incurred for research and development are expensed as incurred and were $2,508 and $1,819 during the years ended December 31, 2000 and 1999, respectively.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Disclosure of Fair Value of Financial Instruments - The carrying amount reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term maturity of these financial instruments. The carrying value of the revolving line of credit approximates fair value which was based upon the current rates offered to the Company for debt with similar remaining maturities.

Effect of New Accounting Pronouncement - Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting For Derivative Instruments and Hedging Activities”, is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. Under SFAS 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS 133 January 1, 2001. Management does not expect the adoption of SFAS 133 to have a significant impact on the financial position, results of operations, or cash flows of the Company.

3.	INVENTORIES

Inventories consisted of the following:

	December 31,
	2000	1999
Raw materials	$2,888	$3,562
Work-in-process	994	1,383
Finished goods	6,554	5,698

	$10,436	$10,643

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,
	2000	1999
Machinery and equipment	$4,874	$3,845
Furniture, fixtures and equipment	1,647	2,590
Leasehold improvements	1,570	1,588
Land and building	2,423	1,495
Equipment under capital leases	1,256	421

	11,770	9,939
Less accumulated depreciation
and amortization, including $183 and $58 under capital leases	4,336	4,077

	$7,434	$5,862

Depreciation and amortization for the years ended December 31, 2000 and 1999 was $1,163 and $997, respectively.

5.	INTANGIBLE ASSETS

Intangible assets consisted of the following:

	December 31,
	2000	1999
Goodwill	$4,211	$4,197
Patents and other	1,604	1,110

	5,815	5,307
Less accumulated amortization	1,291	858

	$4,524	$4,449

During 1999, the Company recorded an additional $103 of costs related to the 1998 acquisition of the research products business of Oncor, Inc. (“Oncor”), a developer and marketer of gene-based testing systems. In September 1999, the Company also acquired a certain technology (primarily patents) from Oncor for $585, including acquisition costs. During 2000 an additional $14 was recorded relating to Oncor. Amortization of intangible assets for the years ended December 31, 2000 and 1999 was $415 and $249, respectively.

6.	DISTRIBUTIONS

Partners’ distributions may include: (i) cumulative distribution preference payments (as defined in the Company’s Agreement of Limited Partnership) payable to the general partner and, (ii) amounts to be distributed to all partners in accordance with their respective interests in the Company. No distributions to partners were authorized for the years ended December 31, 2000 or 1999.

7.	INCOME TAXES

For the years ended December 31, 2000 and 1999, Intergen’s corporate subsidiaries had pretax income of $227 and $664, respectively. The income tax expense relating to these subsidiaries consisted of the following:

	Year Ended
	December 31,
	2000	1999
Current:
Federal	$3	$—
State	13	—
Foreign	195	265

Total current	211	265

Deferred:
Federal	(84)	(1)
State	(30)	1
Foreign	(15)	—

Total deferred	(129)	—

	$82	$265

The deferred tax asset is comprised of the following:

	December 31,
	2000	1999
Inventories	$86	$65
Property and equipment	141	90
Research and development	25	—
Net operating loss carryforwards	42	21
Tax credit carryforwards	42	59
Other	53	(3)

	$389	$232

The differences between the effective tax rates and the Federal statutory rates are primarily due to certain expenses which are deductible for financial statement purposes and not for income tax purposes and the provision for state income taxes.

As of December 31, 2000, the Company had net operating loss carryforwards for Federal income tax purposes of $97, which expire in 2020.

8.	REVOLVING CREDIT AGREEMENT

The Company has a revolving line of credit agreement with Chase Manhattan Bank (“Chase”) for maximum borrowings of $5,000 through June 30, 2002. Interest is payable monthly at LIBOR plus

2.25% (8.65% at December 31, 2000). Borrowings under the line are secured by substantially all of the Company’s assets. The agreement includes certain restrictive covenants and requires the Company to maintain certain financial ratios. At December 31, 2000, the Company was not in compliance with certain financial covenants of the agreement. The Company has obtained a waiver of these violations.

On September 14, 1998, the Company entered into an interest rate swap transaction (the “Swap”) with Chase to hedge changes in interest rates on the revolving credit agreement and part of the bank term loans discussed in Note 9. The Swap had a notional amount of $4,500 at inception, decreasing by $500 per annum on June 30 of each year, with the balance of $2,500 expiring on June 30, 2002. The notional amount of the Swap at December 31, 2000 is $3,500. Under the terms of the Swap transaction, the Company will pay Chase on the notional amount at the rate by which LIBOR is under 5.69%, or Chase will pay the Company at the rate by which LIBOR exceeds 5.69%, settled on a quarterly basis. The effect of the Swap transaction is to fix the Company’s interest rate on part of the outstanding revolving line of credit at 7.94% or to fix the Company’s interest rate on the bank term loans at 8.44%. At December 31, 2000, the fair value of the Swap was $4.

9.	LONG-TERM DEBT

Long-term debt consisted of the following:

	December 31,
	2000	1999
Note payable (a)	$112	$173
Bank term loans (b)	2,450	1,600
Mortgage (c)	722	760
Loans from General Partner (d)	893	—
Capital lease obligations (e)	959	362

	5,136	2,895
Less current portion	1,314	745

	$3,822	$2,150

(a)	The note payable was incurred to purchase machinery and equipment. The note is payable in monthly installments of $7, including interest at 9.96% per annum, through March 2002 and is collateralized by the related machinery and equipment.

(b)	The bank term loans were incurred to acquire certain assets from Oncor and for the Company’s Toronto, Canada expansion project. The loans are payable in quarterly installments of $225 during 2001; two quarterly installments of $325 during 2002 followed by 2 quarterly installments of $75; quarterly installments of $75 for the years 2003 and 2004 and two quarterly installments of $75 in 2005. Interest is payable monthly at LIBOR plus 2.75% (9.15% at December 31, 2000) through June 30, 2005. Borrowings under the bank term loans are secured by substantially all of the Company’s assets.

(c)	The mortgage was incurred to acquire land and a building in Toronto, Canada. The mortgage is payable in monthly installments of $3 through to December 2004 and installments of $9 from January 2005 to December 2009, plus interest at 9.29% per annum.

(d)	The loans from the General Partner are to be repaid on sale or dissolution of the Company. No interest rate has been specified.

(e)	Minimum lease payments under capital leases are as follows:

Years Ending
December 31,
2001	$404
2002	388
2003	397
2004	15

Total minimum lease payments	1,204
Less amount representing interest	245

Present value of minimum lease payments	959
Less current portion	285

Long term obligation	$674

Scheduled repayments of long-term debt are as follows:

Years Ending
December 31,
2001	$1,314
2002	2,063
2003	687
2004	344
2005	272
Thereafter	456

$5,136

10.	RELATED PARTY TRANSACTIONS

Under the partnership agreement, the Company is required to pay the general partner an annual management fee of $50. The general partner has made loans to the Company totaling $893 in 2000 which are to be repaid on sale or dissolution of the Company. No interest rate has been specified on these loans.

As of December 31, 2000 and 1999, the Company has noninterest bearing notes receivable from officers/limited partners of $330 and $330, respectively.

The Company receives marketing services from a related party. The cost of these services was $468 and $542 in 2000 and 1999, respectively.

11.	COMMITMENTS AND CONTINGENCIES

Leases - At December 31, 2000, the Company occupied its headquarters and certain production space under noncancellable operating leases which expire through October 2008.

Minimum rental commitments under noncancellable operating leases are as follows:

Years Ending
December 31,
2001	$992
2002	1,002
2003	1,009
2004	1,054
2005	1,072
Thereafter	3,075

$8,204

Rent expense for the years ended December 31, 2000 and 1999 was $1,103 and $1,082, respectively.

Other Agreements - The Company has a number of agreements for licenses and rights to patents for technologies used in its business. These agreements generally call for the payment of royalties based on a percentage of sales. Royalties payable under this agreement were not material in 2000 or 1999.

Litigation - The Company is involved in litigation in the normal course of business. After taking into consideration legal counsel’s evaluation of such matters, the Company’s management believes that the resolution of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

12.	SAVINGS AND INVESTMENT PLAN

The Company has an employee savings and investment plan (the “Plan”) pursuant to section 401(k) of the Internal Revenue Code under which all full-time employees with a minimum of one month of service may contribute. The Company does not match employee contributions. The Company’s administrative expenses for the Plan were $9 for 2000 and $3 for 1999.

13.	OTHER EXPENSE (INCOME)

The Company incurred $282 of legal and professional expenses related to a proposed merger which was cancelled subsequent to December 31, 2000. These expenses are included in Other Expense (Income), net.

14.	SUBSEQUENT EVENT

On May 2, 2001, the Company obtained a $10,000 bridge loan from an affiliate of its General Partner and Chase whereby the affiliate will finance the first $6,000 of an expansion project at the Company’s manufacturing facility in Toronto, Canada and Chase will finance the remaining $4,000. The Chase loan is guaranteed by the affiliate. Advances under the loan will be made as construction progresses. The loan is payable on January 31, 2002 and bears interest at either prime plus 1.25% or at LIBOR plus 350 basis points, at the Company’s option. As of December 31, 2000, the affiliate had made advances of $893 under its commitment to the Company, which is included in long-term debt.

******

Intergen Company, L.P. and Subsidiaries
Condensed Consolidated Balance Sheets
September 30, 2001 and December 31, 2000
($ in thousands)

ASSETS:

	(Unaudited) September 30,	December 31,
	2001	2000

CURRENT ASSETS:
Cash and cash equivalents	$181	$324
Trade accounts receivable, net	6,398	5,482
Inventories	11,424	10,436
Other current assets	839	574

Total current assets	18,842	16,816
PROPERTY AND EQUIPMENT – Net	13,860	7,434
INTANGIBLES ASSETS – Net	4,440	4,524
OTHER LONG TERM	952	863

TOTAL ASSETS	$38,094	$29,637

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,782	$6,768
Bank line of credit	4,799	4,999
Current portion of long-term debt	1,385	1,314

Total current liabilities	13,966	13,081

LONG-TERM DEBT	11,309	3,822

PARTNER’S EQUITY	12,819	12,734

TOTAL LIABILITIES AND PARTNER’S EQUITY	$38,094	$29,637

See notes to unaudited condensed consolidated financial statements.

Intergen Company, L.P. and Subsidiaries
Unaudited Condensed Consolidated Income Statements
For the nine months ended September 30, 2001 and 2000
($ in thousands)

	September 30,	September 30,
	2001	2000

NET SALES	$21,911	$30,462
COST OF SALES	11,647	17,170
COST AND EXPENSES
Selling, general and administrative	9,168	11,196
Depreciation	857	833
Amortization	289	354
Interest expense	424	569
Other expense, net	2	18

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(476)	322
INCOME TAX (BENEFIT) PROVISION	(122)	129

NET (LOSS) INCOME	$(354)	$193

See notes to unaudited condensed consolidated financial statements.

Intergen Company, L.P. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2001 and 2000
($ in thousands)

	September 30,	September 30,
	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:	$(450)	(5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,283)	(1,885)
Acquisition of intangible assets	(205)	(321)

Net cash used in investing activities	(7,488)	(2,206)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayment) borrowing on bank line of credit	(200)	658
Other long-term borrowings	1,425	2,281
Loan from general partner	7,237	0
Payments of long-term debt	(1,104)	(529)

Net cash provided by financing activities	7,358	2,410

EFFECT OF EXCHANGE RATE CHANGES ON CASH	437	(93)
NET (DECREASE) INCREASE IN CASH	(143)	106
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	324	137

CASH AND CASH EQUIVALENTS, END OF PERIOD	181	243

See notes to unaudited condensed consolidated financial statements.

INTERGEN COMPANY L.P. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001
UNAUDITED

1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements include the accounts of Intergen Company L.P. and Subsidiaries (“Intergen”). All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, to present fairly Intergen’s financial position, results of operations and cash flows at the dates and for the periods presented. Interim results of operations are not necessarily indicative of results to be expected for the full year. The interim results should be read in conjunction with the audited consolidated financial statements and notes thereto of Intergen as of December 31, 2000.

2.	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations at September 30, 2001 and December 31, 2000 consisted of the following (in thousands):

	September 30, 2001	December 31, 2000

Note payable	$41	$112
Bank term loans	3,252	2,450
Mortgage	693	722
Loans from general partner	7,237	893
Bridge loan	416	—
Capital lease obligations	804	959
Other	249	—

	12,692	5,136
Less: current portion	(1,385)	(1,314)

	$11,307	$3,822

The proceeds of Intergen’s borrowings for the period ended September 30, 2001 have primarily been for the purpose of funding the construction of an expansion of its plant in Toronto, Ontario.

3.	COMMITMENTS AND CONTINGENCIES

Intergen is involved in certain litigation arising in the ordinary course of business. Management does not believe that any of these matters is likely to have a material adverse effect on the Company’s financial position or results of operations.

Item 7(b)

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2001 and unaudited pro forma combined consolidated statements of income for the year ended December 31, 2000 and for the nine months ended September 30, 2001 (collectively, the “Pro Forma Statements”) are based on the unaudited historical Consolidated Financial Statements of Serologicals Corporation (the “Company”), included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, the audited historical financial statements of the Company, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, and the audited historical consolidated Financial Statements of Intergen included elsewhere in this report on Form 8-K/A, adjusted to give effect to the acquisition of Intergen (the “Intergen Acquisition”) using the purchase method of accounting, the divestiture of Seramed (the “Seramed Divestiture”), and the assumptions and adjustments in the accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements. The pro forma combined consolidated balance sheet gives effect to the transaction as if it occurred on September 30, 2001 and the pro forma combined consolidated statements of income give effect to the transaction as if it occurred on December 27, 1999, the first day of the Company’s 2000 fiscal year.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Statements are provided for informational purposes only and do not purport to represent what the Company’s financial position and results of operations would actually have been had the Intergen Acquisition and the Seramed Divestiture in fact occurred on such dates or to project the Company’s financial position or results of operations for any future period. Additionally, the Pro Forma Statements do not include any cost savings or other synergies expected to be realized as a result of the integration of the two companies. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Consolidated Financial Statements of the Company and Notes thereto included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, the Consolidated Financial Statements of the Company and Notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and the historical Financial Statements of Intergen and Notes thereto included elsewhere in this report on Form 8-K/A.

Serologicals Corporation
Pro Forma Combined Consolidated Balance Sheet — Unaudited
September 30, 2001
($ in thousands)

ASSETS

			(1)
	Serologicals as	Intergen	Pro Forma		Serologicals
	Reported	Historical	Adjustments		Pro Forma

Current Assets:
Cash and cash equivalents	$48,744	$181	$(43,700)		$5,225
Trade accounts receivable, net	15,596	6,398	(642)		21,352
Inventories	19,993	11,424	(300)		31,117
Income tax receivable	4,220	171	—		4,391
Other current assets	4,659	668	127		5,454

Total current assets	93,212	18,842	(44,515)		67,539
Property and equipment, net	33,111	13,860	1,056	(3)	48,027
Goodwill, net	27,572	3,045	3,391	(3)	34,008
Other, net	1,441	2,347	12,300	(3)	16,088

Total Assets	$155,336	$38,094	$(27,768)		$165,662

LIABILITIES AND STOCKHOLDERS EQUITY:
Current Liabilities:
Current maturities of long-term debt and capital lease obligations	$—	$6,184	$(3,034)		$3,150	(2)
Accounts payable and accrued liabilities	8,598	7,782	(2,015	)(4)	14,365
Deferred revenue	199	—	—		199

Total current liabilities	8,797	13,966	(5,049)		17,714
Long term debt and capital lease obligations, less current maturities	—	11,309	(9,900)		1,409	(2)
Deferred income taxes	1,127	—	—		1,127
Other liabilities	328	—	—		328

Total Liabilities	10,252	25,275	(14,949)		20,578
Stockholders’ Equity:
Common stock	273	10,397	(10,397)		273
Additional paid in capital	111,783	295	(295)		111,783
Retained earnings	53,402	2,127	(2,127)		53,402
Accumulated other comprehensive income	(374)	—	—		(374)
Less: Treasury stock at cost	(20,000)	—	—		(20,000)

Total Stockholders’ Equity	145,084	12,819	(12,819)		145,084

Total Liabilities and Stockholders’ Equity	$155,336	$38,094	$(27,768)		$165,662

See Notes to unaudited pro forma consolidated financial statements.

Serologicals Corporation
Pro Forma Combined Consolidated Statement of Income — Unaudited
For the Twelve Months Ended December 31, 2000
(in thousands, except share and per share amounts)

		(5)		(2)
	Serologicals as		Intergen as	Pro Forma		Serologicals
	Reported	Seramed	Reported	Adjustments		Pro Forma

Net Sales	$147,760	$(54,974)	$38,608	$—		$131,394
Costs and expenses:
Cost of sales	101,113	(54,431)	21,577	—		68,259
Selling, general and administrative expenses	22,487	(287)	16,198	(415	)(3)	37,507
				(476	)(3)
Other expense, net	2,376	(849)	263	415	(3)	2,682
				477	(3)
Interest expense, net	1,233	—	792	(1,514	)(6)	511
Special charges	(414)	(1,285)	—	—		(1,699)

Income (loss) before income taxes	20,965	1,878	(222)	1,514		24,135
Provision (benefit) for income taxes	8,048	676	82	383	(7)	9,189

Net income (loss)	$12,917	$1,202	$(304)	$1,131		$14,946

Net income (loss) per common share:
Basic	$0.57					$0.66
Diluted	$0.56					$0.64
Weighted average shares:
Basic	22,814,855					22,814,855
Diluted	23,283,393					23,283,393

See Notes to unaudited pro forma consolidated financial statements.

Serologicals Corporation
Pro Forma Combined Consolidated Statement of Income — Unaudited
For the Nine Months Ended September 30, 2001
(in thousands, except share and per share amounts)

		(5)		(1)
	Serologicals as		Intergen as	Pro Forma		Serologicals
	Reported	Seramed	Reported	Adjustments		Pro Forma

Net Sales	$79,515	$(767)	$21,911	$—		$100,659
Costs and expenses:
Cost of sales	41,864	134	11,647	—		53,645
Selling, general and administrative expenses	17,914	—	10,315	(289	)(3)	27,597
				(343	)(3)
Other expense, net	1,050	19	—	289	(3)	1,738
				380	(3)
Interest (income) expense, net	(1,008)	—	424	783	(6)	199
Special charges	363	—	—	—		363

Income (loss) before income taxes	19,332	(920)	(475)	(820)		17,117
Provision (benefit) for income taxes	7,101	(331)	(122)	(344	)(7)	6,333

Net income (loss)	$12,231	$(589)	$(353)	$(476)		$10,784

Net income per common share:
Basic	$0.52					$0.46
Diluted	$0.50					$0.44
Weighted average shares:
Basic	23,628,005			—		23,628,005
Diluted	24,338,792			—		24,338,792

See Notes to unaudited pro forma consolidated financial statements.

Serologicals Corporation
Notes to Unaudited Pro Forma Consolidated Financial Statements
December 31, 2000 and September 30, 2001

1.	Major Assumptions

The unaudited pro forma consolidated financial statements give effect to the Serologicals acquisition of Intergen Company, L.P. and Subsidiaries, a privately held Delaware limited partnership (“Intergen”) pursuant to the Plan and Agreement of Merger dated November 5, 2001. The total purchase price was $45 million, less approximately $1.7 million representing costs to complete the expansion of Intergen’s manufacturing facility in Toronto, Canada. Additionally, the former partners of Intergen are entitled to earn certain additional cash consideration based on the financial performance of Intergen over a period of time as defined in the Earnout Agreements which have been previously filed. The pro forma statements do not give effect to any payments related to these agreements. The acquisition was funded with cash on hand. The cash purchase price reported on the pro forma balance sheet includes approximately $950,000 of direct costs associated with the transaction. Additionally, certain amounts payable under the agreement totaling approximately $570,000 have not yet been paid and have been reflected in the line item “Accrued liabilities” in the pro forma balance sheet. The proceeds of the sale to the sellers were reduced by amounts required to repay certain outstanding bank debt, amounts payable under various termination arrangements and certain advisor fees for services rendered to the seller in conjunction with the sale.

The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the total cost of the acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their fair values at the effective date of the acquisition. The estimated fair value pro forma adjustments are preliminary and are subject to revision. An independent valuation of the long-term assets is being conducted, and the final allocation will be made when this is completed.

The unaudited pro forma condensed combined statements of income were prepared as if the acquisition occurred December 27, 1999 (the first day of the Company’s 2000 fiscal year), and the unaudited pro forma combined balance sheet was prepared as if the acquisition occurred September 30, 2001. These statements do not purport to represent what the Company’s financial position and results of operations would actually have been had the Intergen Acquisition and Seramed Divestiture in fact occurred on such dates or to project the Company’s financial position or results of operations for any future period. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.

The unaudited pro forma combined financial statements have been prepared based on the annual audited financial statements of the Company and Intergen for the year ended December 31, 2000, and based on the unaudited financial statements for the nine month period ending September 30, 2001.

2.	Debt

All outstanding borrowings payable to financial institutions were repaid at closing by Intergen using proceeds from the sale. The remaining debt represents an interest bearing note payable to a supplier for a large bulk purchase of raw materials inventory. This amount was included in accounts payable in the historical balance sheet of Intergen as of September 30, 2001, and was reclassified to long-term debt in the pro forma adjustment column because the payable was converted to a note prior to the acquisition transaction. The note provides for monthly payments and will be paid in full by March 2003. Additionally, Intergen has certain capital lease obligations that are included as a component of both current and long-term debt.

3.	Long-Term Tangible and Intangible Assets

The preliminary purchase price allocation resulted in the following long-term asset classifications ($ in thousands):

Asset Description	Estimated Value	Estimated Life

Fixed assets	$14,900	Various (1-20)
Patented and proprietary know-how	11,500	15 years
Customer relationships	2,500	20 years
Trademarks/Tradenames	300	Indefinite
Goodwill	6,436	Indefinite

The pro forma adjustment for depreciation and amortization is calculated by determining the amount of depreciation and amortization for the period using the fair values and the lives above, and adjusting the actual amounts recognized for the periods by the amounts calculated to arrive at a net adjustment. Additionally, the Intergen historical amortization expense of $289,000 and $415,000 for the periods ended September 30, 2001 and December 31, 2000, respectively, has been reclassified to “Other expense, net” to conform to the Serologicals presentation. In accordance with SFAS 141, goodwill related to this transaction is not amortized as it is an indefinite lived asset.

4.	Accrued Liabilities

The Company recorded certain liabilities associated with the closing of the Corporate offices of Intergen, as well as certain amounts held back from the purchase price as described in Note 1. The liabilities related to the closing consist primarily of severance costs and costs associated with termination of the corporate office lease.

5.	Seramed Sale

In August 2000, the Company completed the divestiture of its Seramed subsidiary. Inventory remaining with the Company at the time of sale was fully reserved. A portion of the fully reserved inventory was sold during 2001. The pro forma adjustments for Seramed exclude the impact on the unaudited pro forma combined income statements of Seramed for all periods presented. See Footnote 3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 for additional information related to the Seramed divestiture.

6.	Interest Expense

The pro forma interest expense adjustment was calculated by assuming the acquisition of Intergen was funded with cash on hand and the proceeds from the sale of Seramed of $18.8 million was used to repay outstanding borrowings under the revolving credit facility as of December 27, 1999. The pro forma adjustment to reduce interest expense on outstanding debt in 2000 that was repaid with proceeds from the Seramed sale was calculated using a weighted average interest rate of 7.5%. Additionally for 2000, interest expense includes a pro forma adjustment to reflect the interest cost on the supplier note payable and on a capital lease obligation. For 2001, net interest expense reflects the interest income foregone from the use of cash on hand to fund the Intergen acquisition, offset by interest for the nine month period on the supplier note payable and capital lease obligation. The weighted average interest rate used for calculating the interest income was 4%, and the rate on the note payable and capital lease was 7% and 6%, respectively

7.	Income Tax

The income tax effect included in the pro forma adjustments was calculated assuming all pro forma adjustments (including Intergen historical results) were taxed at Serologicals expected effective tax rate of 36%.